Exhibit 99.1

Paycom Software, Inc. Reports Fourth Quarter and Year-End 2018 Results

Full Year 2018 Revenues of $566.3 million, up 31% from the prior year

Full Year 2018 Cash from Operations of $184.8 million, an increase of 42% from the prior year

Fourth Quarter Revenues of $150.3 million, up 32% from the comparable prior year period

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter and full year ended December 31, 2018.

“2018 was one of our most successful years as we improved our retention rate and continued to return value to our stockholders through our repurchase program,” said Paycom’s founder and CEO, Chad Richison. “We believe our impressive results are due in-part to our strategy to promote usage of Paycom software among our clients’ employees. We are excited about our prospects for continuing to win new business utilizing this strategy through 2019 and beyond.”

Paycom’s financial results included the impact of the enactment of the Tax Cuts and Jobs Act of 2017, which contributed to reductions in the effective income tax rate in the quarter and year ended December 31, 2017.  This reduction in the effective tax rate was due to the remeasurement of certain deferred tax assets and liabilities, which are based on expected future income tax rates.  The remeasurement, as adjusted for the adoption of Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”), resulted in a $24.9 million benefit to our provision for income taxes for the quarter and year ended December 31, 2017.  The impact of this benefit was $0.42 per diluted share for the quarter and year ended December 31, 2017.

Financial Highlights for the Fourth Quarter of 2018

Total Revenues of $150.3 million represented a 32% increase compared to total revenues of $114.0 million in the same period last year. Recurring revenues of $147.9 million increased 32% from the comparable prior year period, and constituted 98% of total revenues.

GAAP Net Income was $31.4 million, or $0.54 per diluted share, compared to GAAP net income of $48.9 million, or $0.83 per diluted share, in the same period last year, as adjusted1.

Adjusted EBITDA2 was $57.5 million, compared to $48.4 million in the same period last year, as adjusted1.

Non-GAAP Net Income2 was $35.4 million, or $0.61 per diluted share, compared to $53.2 million, or $0.90 per diluted share, in the same period last year, as adjusted1.

Cash and Cash Equivalents were $45.7 million as of December 31, 2018.

Total Debt was $34.4 million as of December 31, 2018.

Financial Highlights for the Full Year 2018

Total Revenues of $566.3 million represented a 31% increase compared to total revenues of $433.0 million in the same period last year. Recurring revenues of $557.3 million increased 31% from the comparable prior year period, and constituted 98% of total revenues.

GAAP Net Income was $137.1 million, or $2.34 per diluted share, compared to GAAP net income of $123.5 million, or $2.10 per diluted share, in the same period last year, as adjusted1.

Adjusted EBITDA2 was $240.9 million, compared to $185.7 million in the same period last year, as adjusted1.

Non-GAAP Net Income2 was $156.6 million, or $2.67 per diluted share, compared to $132.3 million, or $2.25 per diluted share, in the same period last year, as adjusted1.

1 Effective January 1, 2018, we adopted ASU 2014-09. All prior period amounts and disclosures have been recast to comply with the new standards, as indicated by the “as adjusted” footnote.

2 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Exhibit 99.1

2018 Business Highlights

•	Paycom increased its annual client retention rate to 92% after posting six-consecutive years with a 91% client retention rate.
•	Paycom opened four new sales offices in Rochester, Salt Lake City, Columbus and San Diego.
•	Paycom completed construction of Building 4 on its corporate campus in Oklahoma City, adding 250,000 square feet of available workspace for its growing team.
•	Paycom introduced its redesigned Employee Self-Service Desktop and Mobile applications, allowing easier access for its clients’ employees to use Paycom.
•	Paycom ranked fifth on Fortune magazine’s 2018 100 Fastest-Growing Companies list of domestic and foreign publicly traded companies.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending March 31, 2019 and the year ending December 31, 2019.  Please note that this guidance reflects the January 1, 2018 adoption of ASU 2014-09:

Quarter Ending March 31, 2019

Total Revenues in the range of $194.0 million to $196.0 million.

Adjusted EBITDA in the range of $97.0 million to $99.0 million.

Year Ending December 31, 2019

Total Revenues in the range of $710.0 million to $712.0 million.

Adjusted EBITDA in the range of $288.0 million to $290.0 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking non-GAAP effective income tax rate discussed on the teleconference call to the GAAP effective income tax rate, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, change in fair value of our interest rate swap and other items. Further, we have not reconciled the forward-looking adjusted gross margin range discussed on the teleconference call to GAAP gross margin because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, cost of revenues, including non-cash stock-based compensation expense. Accordingly, reconciliations of these adjusted EBITDA ranges to net income, the non-GAAP effective income tax rate to the GAAP effective income tax rate and the adjusted gross margin ranges to gross margin are not available at this time without unreasonable effort.

Exhibit 99.1

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted administrative expenses, adjusted research and development expenses and adjusted research and development costs. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any), loss on early repayment of debt, and the change in fair value of our interest rate swap,  (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any), loss on early repayment of debt and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense and (vi) adjusted research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation expense (including the capitalized portion). The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making.  We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, research and development expenses, sales and marketing expenses, administrative expenses and research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similar titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, February 5, 2019, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (866) 362-4443 (domestic) or (412) 317-5229 (international) and announce Paycom as the conference name to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) until February 12, 2019. The replay passcode is 10127540.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Exhibit 99.1

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; the impact of future regulatory, judicial, or legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our ability to relocate our Texas operations facility within an expected timeframe; our plans regarding our capital expenditures and investment activity as our business grows; our expected income tax rate for future periods; and our plans to purchase shares of our common stock through a stock repurchase plan.  In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “expect,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “should,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks.  As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Exhibit 99.1

Paycom Software, Inc.
Consolidated Balance Sheets
(in thousands, except share amounts)
(unaudited)

	December 31,
	2018	2017 *As Adjusted
Assets
Current assets:
Cash and cash equivalents	$45,718	$46,077
Accounts receivable	3,414	1,576
Prepaid expenses	7,658	4,982
Inventory	797	979
Income tax receivable	3,962	7,047
Deferred contract costs	35,286	26,403
Current assets before funds held for clients	96,835	87,064
Funds held for clients	967,787	1,089,201
Total current assets	1,064,622	1,176,265
Property and equipment, net	176,962	147,705
Deposits and other assets	2,249	1,456
Goodwill	51,889	51,889
Intangible assets, net	745	958
Long-term deferred contract costs	225,459	171,865
Total assets	$1,521,926	$1,550,138
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,288	$6,490
Accrued commissions and bonuses	10,671	9,585
Accrued payroll and vacation	10,741	7,015
Deferred revenue	8,980	6,982
Current portion of long-term debt	1,775	888
Accrued expenses and other current liabilities	22,440	19,991
Current liabilities before client funds obligation	60,895	50,951
Client funds obligation	967,787	1,089,201
Total current liabilities	1,028,682	1,140,152
Deferred income tax liabilities, net	70,206	49,129
Long-term derivative liability	—	554
Long-term deferred revenue	55,671	44,642
Net long-term debt, less current portion	32,614	34,414
Total long-term liabilities	158,491	128,739
Total liabilities	1,187,173	1,268,891
Commitments and contingencies (Note 12)
Stockholders' equity:
Common stock, $0.01 par value (100,000,000 shares authorized, 60,746,715 and 60,149,411 shares issued at December 31, 2018 and 2017, respectively; 57,276,992 and 57,788,573 shares outstanding at December 31, 2018 and 2017, respectively)	607	601
Additional paid in capital	203,680	161,809
Retained earnings	395,590	258,525
Treasury stock, at cost (3,469,723 and 2,360,838 shares at December 31, 2018 and 2017, respectively)	(265,124)	(139,688)
Total stockholders' equity	334,753	281,247
Total liabilities and stockholders' equity	$1,521,926	$1,550,138
* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

Paycom Software, Inc.
Consolidated Statements of Income
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017* As Adjusted	2018	2017 *As Adjusted
Revenues
Recurring	$147,931	$111,661	$557,255	$425,424
Implementation and other	2,401	2,364	9,081	7,623
Total revenues	150,332	114,025	566,336	433,047
Cost of revenues
Operating expenses	19,828	16,419	76,231	62,438
Depreciation and amortization	4,274	2,761	14,532	9,590
Total cost of revenues	24,102	19,180	90,763	72,028
Administrative expenses
Sales and marketing	42,699	30,105	143,881	110,846
Research and development	12,740	7,426	46,247	30,430
General and administrative	22,905	18,177	96,605	80,228
Depreciation and amortization	4,473	2,736	15,125	9,805
Total administrative expenses	82,817	58,444	301,858	231,309
Total operating expenses	106,919	77,624	392,621	303,337
Operating income	43,413	36,401	173,715	129,710
Interest expense	(348)	(153)	(766)	(911)
Other income, net	(366)	(1,429)	1,762	(1,067)
Income before income taxes	42,699	34,819	174,711	127,732
Provision for income taxes	11,285	(14,047)	37,646	4,246
Net income	$31,414	$48,866	$137,065	$123,486

Earnings per share, basic	$0.55	$0.84	$2.37	$2.13
Earnings per share, diluted	$0.54	$0.83	$2.34	$2.10
Weighted average shares outstanding:
Basic	57,491,280	58,100,141	57,711,315	57,839,155
Diluted	58,238,231	58,850,271	58,582,486	58,790,019

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

Paycom Software, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2018	2017 *As Adjusted
Cash flows from operating activities:
Net income	$137,065	$123,486
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,657	19,395
Accretion of discount on available-for-sale securities	(1,112)	(451)
(Gain)/loss on disposition of property and equipment	—	21
Amortization of debt discount and debt issuance costs	32	117
Stock-based compensation expense	36,576	36,076
Loss on early repayment of debt	—	923
Cash paid for derivative settlement	(188)	(24)
(Gain)/loss on derivative	(479)	673
Deferred income taxes, net	21,077	(7,681)
Changes in operating assets and liabilities:
Accounts receivable	(1,838)	(237)
Prepaid expenses	(2,676)	(507)
Inventory	(306)	462
Deposits and other assets	(762)	(241)
Deferred contract costs	(60,730)	(48,619)
Accounts payable	1,079	79
Income taxes, net	3,085	(6,355)
Accrued commissions and bonuses	1,086	1,582
Accrued payroll and vacation	3,726	2,246
Deferred revenue	13,027	11,913
Accrued expenses and other current liabilities	6,498	(2,709)
Net cash provided by operating activities	184,817	130,149
Cash flows from investing activities:
Purchase of short-term investments from funds held for clients	(145,011)	(66,235)
Proceeds from maturities of short-term investments from funds held for clients	155,500	141,205
Net change in funds held for clients	112,037	(305,476)
Purchases of property and equipment	(59,906)	(59,389)
Proceeds from sale of property and equipment	—	—
Net cash provided by (used in) investing activities	62,620	(289,895)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	40,940
Repurchases of common stock	(105,188)	(56,880)
Withholding taxes paid related to net share settlements	(20,248)	(32,850)
Principal payments on long-term debt	(888)	(35,335)
Net change in client funds obligation	(121,414)	230,957
Debt extinguishment costs	—	(823)
Payment of debt issuance costs	(58)	(344)
Net cash provided by (used in) financing activities	(247,796)	145,665
Net change in cash and cash equivalents	(359)	(14,081)
Cash and cash equivalents
Beginning of year	46,077	60,158
End of year	$45,718	$46,077

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

Paycom Software, Inc.

Consolidated Statements of Cash Flows, continued

(in thousands)

(unaudited)

	Year Ended December 31,
	2018	2017 *As Adjusted
Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$708	$791
Cash paid for income taxes	$13,511	$18,332
Noncash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$1,759	$6,686
Stock-based compensation for capitalized software	$3,722	$3,285

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

Paycom Software, Inc.

Reconciliations of GAAP to non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 *As Adjusted	2018	2017 *As Adjusted
Net income to Adjusted EBITDA:
Net income	$31,414	$48,866	$137,065	$123,486
Interest expense	348	153	766	911
Provision for income taxes	11,285	(14,047)	37,646	4,246
Depreciation and amortization expense	8,747	5,497	29,657	19,395
EBITDA	51,794	40,469	205,134	148,038
Non-cash stock-based compensation expense	4,926	6,387	36,411	36,047
Loss on early repayment of debt	—	923	—	923
Change in fair value of interest rate swap	760	649	(667)	649
Adjusted EBITDA	$57,480	$48,428	$240,878	$185,657

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 *As Adjusted	2018	2017 *As Adjusted
Net income to non-GAAP net income
Net income	$31,414	$48,866	$137,065	$123,486
Non-cash stock-based compensation expense	4,926	6,387	36,411	36,047
Loss on early repayment of debt	—	923	—	923
Change in fair value of interest rate swap	760	649	(667)	649
Income tax effect on non-GAAP adjustments	(1,685)	(3,655)	(16,197)	(28,795)
Non-GAAP net income	$35,415	$53,170	$156,612	$132,310

Earnings per share, basic	$0.55	$0.84	$2.37	$2.13
Earnings per share, diluted	$0.54	$0.83	$2.34	$2.10
Non-GAAP net income per share, basic	$0.62	$0.92	$2.71	$2.29
Non-GAAP net income per share, diluted	$0.61	$0.90	$2.67	$2.25

Weighted average shares outstanding:
Basic	57,491,280	58,100,141	57,711,315	57,839,155
Diluted	58,238,231	58,850,271	58,582,486	58,790,019

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 *As Adjusted	2018	2017 *As Adjusted
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.55	$0.84	$2.37	$2.13
Non-cash stock-based compensation expense	0.09	0.11	0.63	0.62
Loss on early repayment of debt	—	0.02	—	0.02
Change in fair value of interest rate swap	0.01	0.01	(0.01)	0.01
Income tax effect on non-GAAP adjustments	(0.03)	(0.06)	(0.28)	(0.49)
Non-GAAP net income per share, basic	$0.62	$0.92	$2.71	$2.29

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 *As Adjusted	2018	2017 *As Adjusted
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.54	$0.83	$2.34	$2.10
Non-cash stock-based compensation expense	0.08	0.11	0.62	0.61
Loss on early repayment of debt	—	0.01	—	0.02
Change in fair value of interest rate swap	0.01	0.01	(0.01)	0.01
Income tax effect on non-GAAP adjustments	(0.02)	(0.06)	(0.28)	(0.49)
Non-GAAP net income per share, diluted	$0.61	$0.90	$2.67	$2.25

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 *As Adjusted	2018	2017 *As Adjusted
Adjusted gross profit:
Total revenues	$150,332	$114,025	$566,336	$433,047
Less: Total cost of revenues	(24,102)	(19,180)	(90,763)	(72,028)
Total gross profit	126,230	94,845	475,573	361,019
Plus: Non-cash stock-based compensation expense	450	751	4,041	3,950
Total adjusted gross profit	$126,680	$95,596	$479,614	$364,969
Total gross margin	84.0%	83.2%	84.0%	83.4%
Total adjusted gross margin	84.3%	83.8%	84.7%	84.3%

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 *As Adjusted	2018	2017 *As Adjusted
Adjusted sales and marketing expenses:
Sales and marketing expenses	$42,699	$30,105	$143,881	$110,846
Less: Non-cash stock-based compensation expense	(2,178)	(1,392)	(7,510)	(5,023)
Total adjusted sales and marketing expenses	$40,521	$28,713	$136,371	$105,823

Total revenues	$150,332	$114,025	$566,336	$433,047
Total adjusted sales and marketing expenses as a % of revenues	27.0%	25.2%	24.1%	24.4%

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 *As Adjusted	2018	2017 *As Adjusted
Adjusted administrative expenses:
Total administrative expenses	$82,817	$58,444	$301,858	$231,309
Less: Non-cash stock-based compensation expense	(4,476)	(5,636)	(32,370)	(32,097)
Total adjusted administrative expenses	$78,341	$52,808	$269,488	$199,212

Total revenues	$150,332	$114,025	$566,336	$433,047
Total adjusted administrative expenses as a % of revenues	52.1%	46.3%	47.6%	46.0%

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 *As Adjusted	2018	2017 *As Adjusted
Adjusted research and development expenses:
Research and development expenses	$12,740	$7,426	$46,247	$30,430
Less: Non-cash stock-based compensation expense	(251)	(398)	(3,013)	(1,912)
Total adjusted research and development expenses	$12,489	$7,028	$43,234	$28,518

Total revenues	$150,332	$114,025	$566,336	$433,047
Total adjusted research and development expenses as a % of revenues	8.3%	6.2%	7.6%	6.6%

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 *As Adjusted	2018	2017 *As Adjusted
Total research and development costs:
Capitalized research and development costs	$5,594	$4,773	$22,013	$15,821
Research and development expenses	12,740	7,426	46,247	30,430
Total research and development costs	$18,334	$12,199	$68,260	$46,251

Total revenues	$150,332	$114,025	$566,336	$433,047
Total research and development costs as a % of total revenues	12.2%	10.7%	12.1%	10.7%
Total adjusted research and development costs:
Total research and development costs	$18,334	$12,199	$68,260	$46,251
Less: Capitalized non-cash stock-based compensation	(392)	(706)	(3,721)	(3,285)
Less: Non-cash stock-based compensation expense	(251)	(398)	(3,013)	(1,912)
Total adjusted research and development costs	$17,691	$11,095	$61,526	$41,054

Total revenues	$150,332	$114,025	$566,336	$433,047
Total adjusted research and developments costs as a % of total revenues	11.8%	9.7%	10.9%	9.5%

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

Paycom Software, Inc.

Breakout of Non-Cash Stock-Based Compensation Expense

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 *As Adjusted	2018	2017 *As Adjusted
Stock-based compensation expense:
Operating expenses	$450	$751	$4,041	$3,950
Sales and marketing	2,178	1,392	7,510	5,023
Research and development	251	398	3,013	1,912
General and administrative	2,047	3,846	21,847	25,162
Total non-cash stock-based compensation expense	$4,926	$6,387	$36,411	$36,047

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Contact

Paycom Software, Inc.

Investor Relations Contact:

David Niederman, 855-603-1620 investors@paycom.com

Source: Paycom Software, Inc.